Exhibit 99.(n)(1)

SCHEDULE A
(to Multi-Class Plan for Pacific Funds Series Trust)

Fund Name	Share Class(es)

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

A, C, Advisor
Pacific FundsSM Core Income Pacific FundsSM Floating Rate Income Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Ultra Short Income	I, Advisor
Pacific FundsSM ESG Core Bond
Pacific FundsSM Large-Cap Value Pacific FundsSM Small/Mid-Cap Pacific FundsSM Small-Cap Pacific FundsSM Small-Cap Value	A, C, Advisor, R6, P

PF Small-Cap Value Fund

PF Emerging Markets Fund

PF Small-Cap Growth Fund (formerly named PF Developing Growth Fund)

PF International Value Fund

PF Large-Cap Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF International Large-Cap Fund

PF International Small-Cap Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Multi-Asset Fund

P

Effective: December 14, 2020